Exhibit T3A.14

G

COMPANIES FORM No. 12

Statutory Declaration of compliance with requirements on application for registration of a company

12

Please do not write in this margin

Pursuant to section 12(3) of the Companies Act 1985

Please complete legibly, preferably in black type, or bold block lettering

To the Registrar of Companies

For official use | For official use

Name of company

* insert full name of Company

* GAMAACE LIMITED

I, Mrs. Kamlesh Kumar for and on behalf of Elk Company Secretaries Limited

of 4 Bishops Avenue
Northwood
Middlesex HA6 3DG

† delete as appropriate

do solemnly and sincerely declare that I am a [~~Solicitor engaged in the formation of the company~~]
[person named as ~~director or~~ secretary of the company in the statement delivered to the registrar under section 10(2)]† and that all the requirements of the above Act in respect of the registration of the above company and of matters precedent and incidental to it have been complied with,

And I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Statutory Declarations Act 1835

Declared at 51 Worcester Crescent
Woodford Green
Essex IG8 0LX

the 22nd day of October

One thousand nine hundred and 97

before me [signature]

A. M. PATEL

~~A Commissioner for Oaths or Notary Public or Justice of the Peace or~~ Solicitor having the powers conferred on a Commissioner for Oaths.

Declarant to sign below

[signature]

Presentor's name address and reference (if any):

ELK Registrars Limited
4 Bishops Avenue
Northwood
Middlesex HA6 3DG

®

For official Use	
New Companies Section	Post room

COMPANIES HOUSE

10

Statement of first directors and secretary and intended situation of registered office

This form should be completed in black.

CN 2760679

For official use

Company name *(in full)* Gamraci Limited

Registered office of the company on incorporation.

RO

4 Bishops Avenue

Post town Northwood

County/Region Middlesex

Postcode HA6 3DG

If the memorandum is delivered by an agent for the subscribers of the memorandum mark 'X' in the box opposite and give the agent's name and address.

[X]

Name Elk Registrars Limited

RA

4 Bishops Avenue

Post town Northwood

County/Region Middlesex

Postcode HA6 3DG

Number of continuation sheets attached [ ]

To whom should Companies House direct any enquiries about the information shown in this form?

Elk Registrars Limited

4 Bishops Avenue

Northwood Middlesex Postcode HA6 3DG

Telephone 0923-820966 Extension

Company Secretary *(See notes 1 - 5)*

Name	*Style/Title	CS Limited Company
	Forenames	/
	Surname	Elk Company Secretaries Limited
	*Honours etc	/
	Previous forenames	/
	Previous surname	/
Address		AD
Usual residential address must be given. In the case of a corporation, give the registered or principal office address.		4 Bishops Avenue
	Post town	Northwood
	County/Region	Middlesex
	Postcode	HA6 3DG Country UK.

I consent to act as secretary of the company named on page 1

Consent signature Signed [signature] Date 22nd Oct 02

Directors *(See notes 1 - 5)*

Please list directors in alphabetical order.

Name	*Style/Title	CD Limited Company
	Forenames	/
	Surname	Elk (Nominees) Limited
	*Honours etc	/
	Previous forenames	/
	Previous surname	/
Address		AD
Usual residential address must be given. In the case of a corporation, give the registered or principal office address.		4 Bishops Avenue
	Post town	Northwood
	County/Region	Middlesex
	Postcode	HA6 3DG Country UK.
	Date of birth	DO 16 05 86 Nationality NA UK. Company
	Business occupation	OC Nominee Company
	Other directorships	OD None

* *Voluntary details*

I consent to act as director of the company named on page 1

Consent signature Signed [signature] Date 22nd Oct 02

Directors (continued)

(See notes 1 - 5)

Name *Style/Title	CD
Forenames	
Surname	
*Honours etc	
Previous forenames	
Previous surname	
Address	AD
Usual residential address must be given. In the case of a corporation, give the registered or principal office address.	
	Post town
	County/Region
	Postcode Country
Date of birth	DO Nationality NA
Business occupation	OC
Other directorships	OD
* Voluntary details	I consent to act as director of the company named on page 1
Consent signature	Signed Date

Delete if the form is signed by the subscribers.

Signature of agent on behalf of all subscribers Date 22nd Oct 92

Signed Date

Signed Date

Signed Date

Signed Date

Signed Date

Signed Date

Elk Registrars Ltd.

2760679

NC
26 OCT 1992
£50 FEE PAID
COMPANIES HOUSE

THE COMPANIES ACT 1985 TO 1989

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

Gamaace Limited

A. The company's name is Gamaace Limited

B. The company's registered office is to be situated in England and Wales.

C. The company's objects are:-

1(a) To carry on the business of general trading in every respect.

(b) To carry on the business of general consultancy in all branches.

2. To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the objects specified in Sub-Clause 1 hereof.

3. To purchase or otherwise acquire, subscribe for or underwrite or guarantee the subscription of, hold and deal in, whether on its own account or for any other person, any shares, debentures, stocks, bonds, script or other securities issued by any company or association or any supreme, municipal, local or other authority, whether in Great Britain or any overseas country or place.

4. To purchase, take on lease, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real and personal property of any kind which may be necessary for, or may enhance the value of any other property of the Company.

5. To maintain, alter, enlarge, or replace any buildings of any kind whatsoever, and to clear sites for the same, and to work,

507473

manage, and control the same or join with others in so doing.

6. To purchase or otherwise acquire, take over, and undertake the whole or any part of the business and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm, or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company and to give or accept, by way of consideration for any of the acts aforesaid or property acquired, any Shares, Debenture, Debenture Stock, or Securities so received.

7. To apply for, register, purchase, or by other means acquire and protect, prolong, and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, licences, trade marks, designs, protections, and concessions, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions, or rights which the Company may acquire or propose to acquire.

8. To manage, cultivate, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

9. To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts or indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms and to secure or guarantee the payment of any sums of money or the performance of any obligation by any Company, firm or person including any holding company, subsidiary or fellow subsidiary company in any manner.

10. To borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of Debentures or Debenture Stock, and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled Capital, and also by a similar mortgage, charge, or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

11. To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

12. To invest and deal with the moneys of the Company not immediately required in such shares or upon such securites and in such manner as may from time to time be determined.

13. To enter into any arrangements with any Governments or Authorities or any companies, firms, or persons that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such Government, Authority, company, firm, or person any charters, contracts, decrees, rights, privileges, and concessions, and to carry out, exercise, and comply with any such charters, contracts, decrees, rights, privileges, and concessions.

14. To act as agents or brokers and as trustees for any person, firm, company, and to undertake and perform sub-contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

15. To subscribe for, purchase or otherwise acquire and hold Shares or other interests in Securities of an other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as directly or indirectly to benefit this Company.

16. To remunerate any person, firm, or company rendering services to this Company, either by cash payment or by the allotment to him or them of Shares or Securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

17. To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees

or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

18. To enter into partnership or into any arrangement for sharing profits or to amalgamate with any person, firm or company carrying on or proposing to carry on any businesses which the Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly benefit the Company.

19. To promote any other company for the purpose of acquiring the whole or any part of the businesses or property and undertaking any of the liabilities of this Company, or of undertaking any business or operations which may appear likely to assist or benefit this Company or enhance the value of any property or business of this Company, and to place or guarantee the placing, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

20. To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

21. To distribute among the Members of the Company in kind any property of the Company, and in particular any shares, debentures, or securities of other companies belonging to this Company or of which this Company may have the power of disposing.

22. To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares, Debentures, Debenture Stocks, or other Securities of this Company.

23. To procure the Company to be registered or recogrised in any part of the world.

24. To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

It is hereby expressly declared that each Sub-Clause of this Clause shall be construed independently of the other Sub-Clause thereof, and that none of the objects mentioned in any Sub-Clause shall be deemed to be merely subsidiary to the objects mentioned in any other Sub-Clause.

D. The liability of the Members is limited.

E. The company's share capital is £100 divided into 100 shares of £1.00 each.

WE, the subscribers to this memorandum of association wish to be formed into a Company in pursuant to this memorandum ; and we agree to take the number of shares shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS	Number of shares taken by each subscriber
Authorised Signatory for and on behalf of Elk (Nominees) Limited 4 Bishops Avenue, Northwood, Middlesex	One
Authorised Signatory for and on behalf of Elk Company Secretaries Limited 4 Bishops Avenue, Northwood, Middlesex	One

Dated : 22nd October 1992

WITNESS to the above Signatures:

Jean Prior
47-49 Green Lane
Northwood, Middlesex

THE COMPANIES ACT 1985 TO 1989

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

Gamaace Limited

PRELIMINARY

1. The Regulations contained or incorporated in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Regulations of the Company.

2. Regulations 24, 64, and 101 of Table A shall not apply to the Company but the Articles hereinafter contained together with the remaining regulations of Table A, shall constitute the regulations of the Company.

SHARE CAPITAL

3. Unless and until otherwise determined by the Company in General Meeting, the number of Directors shall not be less than one. If at any time and from time to time there shall be only one Director of the Company, such Director may act alone in exercising all the powers and authorities vested in the Directors.

4. Subject to the provisions of Articles 5 and 6 hereof, the Directors are authorised pursuant to Section 80 (1) of the Companies Act 1985 to allot shares up to the amount of the authorised but unissued share capital of the Company time to time to such persons upon such and terms and in such manner as they think fit, provided that no shares shall be allotted at a discount.

5. The authority conferred upon the directors by Article 4

hereof shall expire five years from the date of incorporation of the Company, unless previously revoked, varied or renewed by an Ordinary Resolution of the shareholders, but upon expiration of such authority, the Company may resolve by Ordinary Resolution to renew such authority subject to such conditions as the Company may impose.

6. The provisions of Sections 89 to 94 inclusive of the Companies Act 1985 shall apply to the Company, except insofar as such provisions may be excluded from time to time by Special Resolution of the shareholders.

TRANSFER OF SHARES

7. The Directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any Share, whether or not it is a fully paid Share.

8. A Member desiring to transfer shares otherwise than to a person who is already a member of the Company shall give notice in writing of such intention to the Directors of the Company giving particulars of the shares in question. The Directors as agents for the member giving such notice may dispose of such shares or any of them to members of the Company at a price to be agreed between the transferor and the Directors, or failing agreement, at a price fixed by the Auditors of the Company as the fair value thereof. If within twenty-eight days from the date of the said notice the Directors are unable to find a member or members willing to purchase all such shares, the transferor may dispose of so many of such shares as shall remain undisposed of in any manner he may think fit within three months from the date of the said notice.

MISCELLANEOUS

9. In addition to and without prejudice to the generality of the powers conferred by Regulation 70 of Table A the Directors may mortgage or charge all the undertaking and property of the Company including the uncalled capital or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

10. Subject to the provisions of the Act shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder, provided that the terms on which and the manner in which any such redeemable shares shall or may be redeemed shall be specified by Special Resolution before the issue thereof.

NAMES AND ADDRESSES OF SUBSCRIBERS

Authorised Signatory
for and on behalf of
Elk (Nominees) Limited
4 Bishops Avenue,
Northwood, Middlesex

Authorised Signatory
for and on behalf of
Elk Company Secretaries Limited
4 Bishops Avenue,
Northwood, Middlesex

Dated : 22nd October 1992

WITNESS to the above Signatures:

Jean Prior
47-49 Green Lane,
Northwood, Middlesex

FILE COPY

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

No. 2760679

I hereby certify that

GAMAACE LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 30 OCTOBER 1992

P. BEVAN

an authorised officer